UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Sales of Preferred Shares

Between October 8, 2021 and November 5, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 185 shares of the Company’s Series U preferred stock for an aggregate purchase price of $105,000. The Company also issued an aggregate of 1,050,000 Series A warrants, 420,000 Series B warrants, and 105,000 Series C warrants to the investors.

Between November 1, 2021 and November 4, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1.25 shares of the Company’s Series V preferred stock for an aggregate purchase price of $125,000. The Company also issued an aggregate of 1,000,000 warrants to the investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

Conversion of Preferred Shares

On November 2, 2021, holders of the Company’s Series J Preferred Stock converted an aggregate of 20 Series J shares into an aggregate of 752,482 shares, including make-good shares, of the Company’s common stock.

On November 2, 2021, holders of the Company’s Series L Preferred Stock converted an aggregate of 45 Series L shares into an aggregate of 3,266,939, including make-good shares, of the Company’s common stock.

On November 2, 2021, holders of the Company’s Series O Preferred Stock converted an aggregate of 160 Series O shares into an aggregate of 8,044,248 shares of the Company’s common stock.

On November 2, 2021, holders of the Company’s Series P Preferred Stock converted an aggregate of 19 Series P shares into an aggregate of 471,344 shares of the Company’s common stock.

On November 2, 2021, holders of the Company’s Series Q Preferred Stock converted an aggregate of 40 Series Q shares into an aggregate of 2,011,064 shares of the Company’s common stock.

Between October 29, 2021 and November 2, 2021, holders of the Company’s Series R Preferred Stock converted an aggregate of 728 Series R shares into an aggregate of 41,145,266 shares, including make-good shares, of the Company’s common stock.

Between October 29, 2021 and November 2, 2021, holders of Series U Preferred Stock converted an aggregate of 130 Series U shares into an aggregate of 5,480,205 shares of the Company’s common stock.

On November 2, 2021, holders of Series W Preferred Stock converted an aggregate of 3 Series W shares into an aggregate of 150,830 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Consultant Issuances

Between October 11, 2021 and November 8, 2021, the Company issued to consultants an aggregate of 2,066,830 shares of the Company’s common stock for services including an aggregate of 225,312 shares of common stock for settlement of prior consulting agreement.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

November 8, 2021	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer